As filed with the Securities and Exchange Commission on June 9, 2014

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HALLMARK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0447375 (I.R.S. Employer Identification Number)

777 Main Street

Suite 1000

Fort Worth, Texas 76102

(817) 348-1600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mark J. Morrison

President and Chief Executive Officer

Hallmark Financial Services, Inc.

777 Main Street

Suite 1000

Fort Worth, Texas 76102

(817) 348-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Davidson

McGuire, Craddock & Strother, P.C.

2501 N. Harwood

Suite 1800

Dallas, Texas 75201

(214) 954-6800

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Unsecured Debt Securities (1)	$30,000,000	(1)	$30,000,000	$3,864

(1)	Senior unsecured debt securities may be issued in one or more series at indeterminate prices, as described in the applicable prospectus supplement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2014

PROSPECTUS

Hallmark Financial Services, Inc.

$30,000,000

Senior Unsecured Debt Securities

We may offer and sell, from time to time, in one or more offerings, the senior unsecured debt securities of Hallmark Financial Services, Inc. described in this prospectus. These senior unsecured debt securities may be offered or sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of these senior unsecured debt securities and the manner in which they are being offered in supplements to this prospectus. These senior unsecured debt securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102, and our telephone number is (817) 348-1600.

AN INVESTMENT IN THESE SENIOR UNSECURED DEBT SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS BEFORE INVESTING IN THESE SENIOR UNSECURED DEBT SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________________.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell our senior unsecured debt securities in one or more offerings. This prospectus provides a general description of our senior unsecured debt securities. Each time we sell our senior unsecured debt securities under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of the senior unsecured debt securities and the manner of the offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the information incorporated herein and therein by reference. See, “Information Incorporated by Reference.” Any information in any prospectus supplement or any subsequent material incorporated herein or therein by reference will supersede the information in this prospectus or any earlier prospectus supplement. This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of any of our senior unsecured debt securities unless it is accompanied by a prospectus supplement.

Unless the context requires otherwise, in this prospectus the term “Hallmark” refers solely to Hallmark Financial Services, Inc. and the terms “we,” “our” and “us” refer to Hallmark and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus summary and the materials incorporated herein and therein by reference contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbors created thereby. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate” or similar expressions. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business activities and availability of funds. Statements regarding the following subjects are forward-looking by their nature:

•	our business and growth strategies;

•	our performance goals;

•	our projected financial condition and operating results;

•	our understanding of our competition;

•	industry and market trends;

•	the impact of technology on our products, operations and business;

•	our use of the proceeds of any offering; and

•	any other statements or assumptions that are not historical facts.

The forward-looking statements included in this prospectus, any prospectus summary and the materials incorporated herein and therein by reference are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework, weather-related events and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus, any prospectus summary or the materials incorporated herein or therein by reference will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

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COMPANY OVERVIEW

We are a diversified property/casualty insurance group that serves businesses and individuals in specialty and niche markets. We offer specialty commercial insurance, standard commercial insurance and personal insurance in selected market subcategories that are characteristically low-severity and short-tailed risks. We focus on marketing, distributing, underwriting and servicing property/casualty insurance products that require specialized underwriting expertise or market knowledge. We believe this approach provides us the best opportunity to achieve favorable policy terms and pricing. The insurance policies we produce are written by our six insurance company subsidiaries as well as unaffiliated insurers.

We pursue our business activities through subsidiaries whose operations are organized into five business units that are supported by our insurance company subsidiaries. Our E&S Commercial business unit handles primarily commercial insurance products and services in the excess and surplus lines market. Our Hallmark Select business unit offers (i) general aviation insurance products and services, (ii) low and middle market commercial umbrella and excess liability insurance, (iii) medical professional liability insurance products and services and (iv) space and satellite launch insurance products. Our Standard Commercial P&C business unit primarily handles standard commercial insurance and occupational accident insurance. Our Workers Compensation business unit specializes in small and middle market workers compensation business. Our Personal Lines business unit focuses on non-standard personal automobile insurance and complementary personal insurance products and services.

Each business unit has its own management team with significant experience in distributing products to its target markets and proven success in achieving underwriting profitability and providing efficient claims management. Each business unit is responsible for marketing, distribution, underwriting and claims management while we provide capital management, reinsurance, actuarial, investment, financial reporting, technology and legal services and back office support at the parent level. We believe this approach optimizes our operating results by allowing us to effectively penetrate our selected specialty and niche markets while maintaining operational controls, managing risks, controlling overhead and efficiently allocating our capital across business units.

The retained premium produced by our business units is supported by our insurance company subsidiaries, which are American Hallmark Insurance Company of Texas (“AHIC”), Hallmark Insurance Company (“HIC”), Hallmark Specialty Insurance Company (“HSIC”), Hallmark County Mutual Insurance Company (“HCM”), Hallmark National Insurance Company (“HNIC”) and Texas Builders Insurance Company (“TBIC”). AHIC, HIC, HSIC and HNIC have entered into a pooling arrangement, pursuant to which AHIC retains 30% of the net premiums written by any of them, HIC retains 27% of the net premiums written by any of them, HSIC retains 30% of the net premiums written by any of them and HNIC retains 13% of the net premiums written by any of them. A.M. Best Company (“A.M. Best”), a nationally recognized insurance industry rating service and publisher, has pooled its ratings of these four insurance company subsidiaries and assigned a financial strength rating of “A–” (Excellent) and an issuer credit rating of “a-” to each of these individual insurance company subsidiaries and to the pool formed by these four insurance company subsidiaries. Also, A.M. Best has assigned a financial strength rating of “A–” (Excellent) and an issuer credit rating of “a-” to HCM. A.M. Best does not assign a financial strength rating or an issuer credit rating to TBIC.

RISK FACTORS

Investing in Hallmark’s senior unsecured debt securities involves a number of risks. Before making an investment decision, you should carefully consider the risks and other information included or incorporated by reference in this prospectus and any prospectus supplement. In particular, you should consider the risks discussed under the heading “Risk Factors” in all documents incorporated by reference in this prospectus and any prospectus supplement, including our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q. Risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial results. Additional risk factors may be included in any prospectus supplement relating to a particular offering of the senior unsecured debt securities.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale of Hallmark’s senior unsecured debt securities under this prospectus and any prospectus supplement. We currently anticipate that the net proceeds from any sale of the senior unsecured debt securities under this prospectus and any prospectus supplement will be used for working capital and general corporate purposes, including funding opportunistic acquisitions of businesses and potential repurchases of shares of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of consolidated earnings to fixed charges for the three months ended March 31, 2014, and each of the preceding five fiscal years.

Three Months Ended March 31		Fiscal Year Ended December 31
2014		2013		2012		2011	2010		2009
5.80	x	3.07	x	1.53	x	*	2.58	x	7.36	x

For purposes of calculating these ratios, (a) “earnings” consist of pre-tax income (loss) plus fixed charges less net income attributable to non-controlling interests, and (b) “fixed charges” consist of interest expense and the estimated interest component of rental expense. Earnings for the fiscal year ended December 31, 2011 were inadequate to cover fixed charges. The coverage deficiency was $19.9 million.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

The following is a description of the material features, terms and provisions of senior unsecured debt securities that Hallmark may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should carefully read the applicable prospectus supplement relating to any offering of senior unsecured debt securities and any other offering materials that we may provide.

General

Hallmark may issue senior unsecured debt securities from time to time, in one or more series, under an indenture which may be supplemented or amended from time to time. The particular terms of a series of senior unsecured debt securities will be described in a prospectus supplement relating to such series. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following its execution. Unless otherwise stated in the applicable prospectus supplement, Hallmark will not be limited in the amount of debt securities that it may issue, and the senior unsecured debt securities will not be secured by any of our property or assets. As a result, the holders of the senior unsecured debt securities will be unsecured creditors.

Hallmark is a holding company and conducts substantially all of its operations through subsidiaries. As a result, claims of holders of the senior unsecured debt securities will generally have a junior position to claims of creditors of Hallmark’s subsidiaries, except to the extent that Hallmark may be recognized as a creditor of those subsidiaries. In addition, Hallmark’s right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of the senior unsecured debt securities to benefit from such distribution) is junior to creditors of each subsidiary. Further, dividends and distributions to Hallmark by its insurance company subsidiaries are restricted by the insurance regulations of the respective state in which each insurance company subsidiary is domiciled.

The indenture, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the senior unsecured debt securities, the indenture or any supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of the indenture and any supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of the indenture or any supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the terms of a particular series of senior unsecured debt securities described in the applicable prospectus supplement.

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The senior unsecured debt securities may be denominated and payable in U.S. dollars. Hallmark may also issue senior unsecured debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, and other cash amounts payable under the indenture. Senior unsecured debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Terms to Be Included in Prospectus Supplement

The applicable prospectus supplement will describe the senior unsecured debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the senior unsecured debt securities;

•	the aggregate principal amount of the senior unsecured debt securities or the series of which they are a part and any limit on the amount that may be issued;

•	the person or persons to whom any principal or interest on a senior unsecured debt security of the series will be paid;

•	the date or dates on which Hallmark must repay the principal;

•	the rate or rates at which the senior unsecured debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which Hallmark must pay interest;

•	the place or places where Hallmark must pay the principal and any premium or interest on the senior unsecured debt securities;

•	whether the senior unsecured debt securities are entitled to the benefit of any sinking fund;

•	the identity of the indenture trustee;

•	the terms and conditions on which Hallmark may redeem any senior unsecured debt security, if at all;

•	any obligation to redeem or purchase any senior unsecured debt securities and, if so, the terms and conditions on which Hallmark must do so;

•	the denominations in which Hallmark may issue the senior unsecured debt securities;

•	the manner in which Hallmark will determine the amount of principal of or any premium or interest on the senior unsecured debt securities;

•	the currency in which Hallmark will pay the principal of and any premium or interest on the senior unsecured debt securities;

•	the principal amount of the senior unsecured debt securities that Hallmark will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	the extent to which the senior unsecured debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, the appointment of any depository relating thereto and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository;

•	whether the senior unsecured debt securities are defeasible and the terms of such defeasance; and

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•	any addition to or change in the events of default applicable to the senior unsecured debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the senior unsecured debt securities due and payable.

Some or all of the senior unsecured debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

Ranking of Senior Unsecured Debt Securities

The senior unsecured debt securities will be the direct, unsecured obligations of Hallmark. As such, the senior unsecured debt securities will:

•	rank equally in right of payment to all of Hallmark’s existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior unsecured debt securities;

•	rank senior in right of payment to any of Hallmark’s existing and future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the senior unsecured debt securities; and

•	be effectively junior in right of payment to all of Hallmark’s existing and future senior secured indebtedness and other obligations to the extent of the value of the collateral securing such secured indebtedness and other obligations.

PLAN OF DISTRIBUTION

We may sell the senior unsecured debt securities offered by this prospectus and any prospectus supplement by any of the following methods:

•	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;

•	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;

•	through designated agents; or

•	through a combination of any of these methods of sale.

If underwriters are used to sell the securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the senior unsecured debt securities for whom they may act as agent.

To the extent required by applicable law, a prospectus supplement relating to any such offering of senior unsecured debt securities will set forth:

•	the name or names of any underwriters, dealers or agents and the amounts of senior unsecured debt securities purchased by each of them;

•	the public offering price of the senior unsecured debt securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchange on which the senior unsecured debt securities may be listed.

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Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of senior unsecured debt securities will be a new issue with no established trading market. We may elect to list any series of senior unsecured debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the senior unsecured debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered senior unsecured debt securities.

If underwriters are used in the sale of any senior unsecured debt securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the senior unsecured debt securities if they purchase any of the securities.

If we use dealers in the sale of senior unsecured debt securities, we will sell the securities to such dealers as principals. The dealers may then resell the senior unsecured debt securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the senior unsecured debt securities directly, and we may sell the senior unsecured debt securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of senior unsecured debt securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. We will not make an offer of senior unsecured debt securities in any jurisdiction that does not permit such an offer.

We may sell the senior unsecured debt securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the senior unsecured debt securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our senior unsecured debt securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification and contribution will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the senior unsecured debt securities offered hereby will be passed upon for us by McGuire, Craddock & Strother, P.C., Dallas, Texas.

EXPERTS

The consolidated financial statements of Hallmark Financial Services, Inc. and subsidiaries appearing in Hallmark Financial Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, including schedules appearing therein, and the effectiveness of Hallmark Financial Services, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed by us with the Securities and Exchange Commission relating to the senior unsecured debt securities offered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed by us with the SEC. The registration statement, exhibits and schedules provide additional information about us and the senior unsecured debt securities. The registration statement, exhibits and schedules are available at the SEC’s public reference rooms or on the SEC website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available for inspection and copying by the public at the Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the internet through the SEC website at www.sec.gov. You may also find our SEC filings and other relevant information about us on our website at http://www.hallmarkgrp.com. However, the information on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus and any prospectus supplement. Any information filed with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, or after the date on the cover of this prospectus or any prospectus supplement, will automatically be deemed to update and supersede this prospectus and any such prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 001-11252 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the senior unsecured debt securities described in this prospectus are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our definitive proxy statement filed on April 29, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K filed on March 6, March 13, May 8, May 19 and June 2, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2005, including all amendments and reports filed for purposes of updating such description.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Hallmark Financial Services, Inc.

777 Main Street, Suite 1000

Fort Worth, Texas 76102

Attention: Mark J. Morrison, President

Telephone: (817) 348-1600

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by Hallmark Financial Services, Inc. in connection with this registration statement. All items below are estimates other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,864
Printing expenses[1]	1,000
Accounting fees and expenses[1]	30,000
Legal fees and expenses[1]	7,500
Miscellaneous[1]	636
Total	$43,000

[1]	Does not include expenses in connection with preparing prospectus supplements and offering senior unsecured debt securities pursuant thereto.

Item 15.     Indemnification of Directors and Officers.

The Nevada General Corporation Law (“NGCL”) provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless (i) such act or omission constituted a breach of his fiduciary duties as a director or officer; and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Under the NGCL, a corporation may indemnify directors and officers, as well as other employees and individuals, against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation so long as such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The NGCL further provides that indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense. The NGCL provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant's articles of incorporation provide that the directors and officers will not be personally liable to the registrant or its stockholders for monetary damages for breach of their fiduciary duty as a director or officer, except for liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the NGCL. The registrant's bylaws and contractual arrangements with certain of its directors and officers provide that the registrant is required to indemnify its directors and officers to the fullest extent permitted by law. The registrant's bylaws and these contractual arrangements also require the registrant to advance expenses incurred by a director or officer in connection with the defense of any proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the registrant. The registrant's bylaws also permit the registrant to purchase and maintain errors and omissions insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The registrant does not presently maintain any such errors and omissions insurance for the benefit of its directors and officers.

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Item 16. Exhibits.

Exhibit #	Description
1.1*	Form of Underwriting Agreement

4.1+	Form of Indenture for Senior Unsecured Debt Securities

5.1+	Opinion of McGuire, Craddock & Strother, P.C.

12.1+	Computation of Ratio of Earnings to Fixed Charges

23.1+	Consent of Ernst & Young LLP

23.2+	Consent of McGuire, Craddock & Strother, P.C. (included in opinion filed as Exhibit 5.1).

24.1+	Power of Attorney (included on signature page hereto)

25.1#	Statement of Eligibility and Qualification of Trustee on Form T-1

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
+	Filed herewith.
#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 9th day of June, 2014.

HALLMARK FINANCIAL SERVICES, INC.

By:
Mark J. Morrison, President and Chief Executive
Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, President and Chief Executive Officer, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, to act for him in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

	Executive Chairman and Director	June 9, 2014
Mark E. Schwarz

	President and Chief Executive Officer	June 9, 2014
Mark J. Morrison	(principal executive officer)

	Senior Vice President and Chief Accounting Officer	June 9, 2014
Jeffrey R. Passmore	(principal financial and accounting officer)

	Director	June 9, 2014
Scott T. Berlin

	Director	June 9, 2014
James H. Graves

	Director	June 9, 2014
Jim W. Henderson

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